Exhibit 99.3

REVERSE THE APPEARANCE OF AGING CBD - INFUSED SKINCARE CBD - INFUSED COSMETICS NON - INVASIVE BODY CONTOURING

FLOWERKIST: Massive Market Potential SKINCARE, AESTHETICS & COSMETICS Source: Globalnewswire 01/24/20: Fior Markets Global Beauty And Personal Care Report Aesthetics Skincare Cosmetics 2026 COMBINED MARKET SIZE (~$755B) +50% MARKET GROWTH FROM 2018

GLOBAL CBD SKINCARE REVENUE PROJECTION EXPONENTIAL GROWTH Allied Market Research: CBD Skincare Market Report Jan 2020 ~$3.7B (2026) ~$634M (2018) Global CBD Skincare Revenue Projection

WORLD CLASS PARTNER - R&D DABUR RESEARCH FOUNDATION Dabur is a wholly - owned subsidiary of Dabur India Limited, an NSE - listed world leader in Ayurvedic medicine and one of the largest natural consumer products companies in India. Dabur studies and leverages the biology of CBD to develop proven, high - quality products for skin health.

All topical formulations feature a proprietary patent pending transdermal delivery system developed by Dabur specifically for FLOWERKIST products. SUPERIOR SKINCARE INGREDIENTS All FLOWERKIST Œ products include optimal levels of the highest - quality broad - spectrum CBD, tested and verified by Dabur Research Foundation . Considered by many scholars to be the oldest healing science, Ayurveda has existed for thousands of years with proven skin health benefits. Leveraging Dabur’s expertise in Ayurvedic ingredients and in collaboration with institutions such as Harvard Medical School in exploring the healthful benefits of selected plant stem cells. All topical formulations feature a proprietary patent pending transdermal delivery system developed by Dabur specifically for FLOWERKIST products.

CBD - Infused Skincare Clinical Validation SIMPLIFIED WOMEN’S SKINCARE REGIMEN WITH GREAT RESULTS SILVER COLLECTION CLINICAL STUDY REGIMEN AM Regimen • FLOWERKIST CBD - Infused Serum • FLOWERKIST CBD - Infused Day Cream PM Regimen • FLOWERKIST CBD - Infused Night Cream STUDY SUBJECTS - TESTIMONIALS

CBD - INFUSED SKINCARE CLINICAL VALIDATION ROBUST CLINICAL STUDY PROTOCOL Before/After (60 days) photos taken for all subjects: front, right side and left side of face. Facial measurement areas: wrinkles, texture, pores, UV spots, brown spots, and red areas. TruSkin Age ℠ measurement system utilized for clinical study subjects. Skin analysis: VISIA Facial Imaging System for Clinical Research by Canfield. Canfield Visia Complexion Analysis - Gold Standard System

CBD - Infused Skincare Clinical Validation REVERSE THE APPEARANCE OF AGING UP TO 8 YEARS IN 60 DAYS Clinical Study Results – After 60 Days 65% of the participants had a reversal in skin age of 3 years on average (TruSkin Age ℠ measurement system). 89% were satisfied with their results after completing the 60 - day skincare regimen. 78% reduction in wrinkles. 65% had improved skin texture. 57% reduction in pore size. 78% reduction in UV spots. 70% reduction in brown spots. 65% reduction in red areas. 96% reduction in bacterial excretions (porphyrins). Participants also achieved: Silver Collection Clinical Study Results

SKINCARE PIPELINE ASSETS The potential to slow, stop, or reverse the skin aging cycle. Unique and super premium skincare market opportunity. Men’s Skincare Line Mitochondria Skincare Developed and ready for clinical testing. • Men likely to achieve excellent clinical results. Men’s skincare is a high growth skincare segment.

COMMERCIAL STRATEGY DIRECT - TO - CONSUMER Leverage digital and infomercial platforms to reach the consumer. Control messaging vs working thru wholesalers and retailers. Selling direct to consumer proven to be effective in skincare category. Build a database of customers for efficient on - going communications and product marketing. FLOWERKIST Consumer Digital Infomercial

WORLD CLASS PARTNER – DTC INFOMERCIAL Leader in direct response marketing with more than 30 years of experience providing enormously successful infomercials and Direct - to - Consumer creatives for offline and online platforms. No. 1 in Direct - to - Consumer Marketing Produced more than 600 direct - to - consumer campaigns. Over $6 billion in product sales. #1 market share of successful campaigns on air.

PREMIUM CBD - INFUSED COSMETICS PERFECT UPSELL TO OUR CBD - INFUSED SKINCARE CUSTOMERS LipLuxe Crystal Plumping Lip Gloss Sheer Plumping Lipstick Luxe Ultra - Fine Facial Mist Nutrient - Rich Beauty Oil

BODY CONTOURING – HIGH GROWTH Global Body Contouring Market Historical Market and Forecast USD Billion $7.3B $4.9B Source: www.expertmarketsearch.com Customer overlap with the skincare market regarding psychographics and demographics. Strong financial outlook. Evolving treatment options including non - invasive. 2016 2026

NON - INVASIVE BODY CONTOURING: SECURING RIGHTS TO PROPRIETARY ALL - NATURAL TOPICAL CREAM WITH CLINICALLY PROVEN RESULTS FOR BODY CONTOURING AND REDUCTION OF CELLULITE Demand for non - invasive body contouring exploding. America and Brazil with options for S. Korea, Japan, Australia and India. Aligns with direct - to - consumer sales strategy. High probability that consumers for Flowerkist CBD - infused skincare will be consumers for non - invasive body contouring. 01 02 03 04

Cellulite Treatment Strong Topical Product Growth Expanding customer group seeking cellulite treatment options. Lucrative market segment. Evolving treatment options with strong topical product growth.

ADDITIONAL HIGH VALUE ASSETS PROVEDA OWNERSHIP & ROYALTY FLOWERKIST PUBLIC SHELL ProVEDA is an emerging CBD - enhanced therapeutic products company. FLOWERKIST Royalty: • 5% of ProVeda gross sales to $10M total payout. FLOWERKIST Ownership: • Warrant to purchase 7.65M shares at $0.30 per share. • ProVEDA currently raising funds at $0.90 per share. FLOWERKIST owns a fully reporting clean public shell company valued at up to $500,000. Shell provides potential liquidity for FLOWERKIST investors.

COMPANY BOARD OF DIRECTORS EXTENSIVE SKINCARE AND BUSINESS DEVELOPMENT EXPERTISE Rowland Hanson Chairman & Director Founder & CEO The HMC Company Vice President Corp. Comm Microsoft Corporation Global Vice President of Marketing Neutrogena Stephanie Parker Co - founder, President & Director Co - founder Regal Barrington Strategic Planning Regal Barrington Mastery Events Coordinator Tony Robbins Fran Heitkamp COO & Director Owner & CEO Farmers Insurance in Grand Forks Owner & CEO Neo Fiber Optics, LLC Chief Operating Officer Sensi Media Group

REVERSE THE APPEARANCE OF AGING CBD - INFUSED SKINCARE CBD - INFUSED COSMETICS NON - INVASIVE BODY CONTOURING